Exhibit 99.1

Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034
PRESS RELEASE

Avnet Reports Second Quarter Fiscal Year 2017 Results

Acquisitions Accelerate Digital Transformation

Phoenix, January 26, 2017 - Avnet, Inc. (NYSE:AVT) today announced results for the second quarter fiscal year 2017 ended December 31, 2016.

Highlights

•	Diluted earnings per share of $0.79
o	Adjusted diluted EPS from continuing operations of $0.77 exceeded the midpoint of expectations
•	Premier Farnell sales exceeded expectations and contributed to margin expansion
•	Cash generated from operations in the second quarter of fiscal 2017 was $240 million
•	Acquired Hackster.io, strengthening digital platform and reach into early lifecycle customers

	Second Quarters Ended
	December 31, 2016	January 2, 2016	Change
Continuing Operations (1)	$ in millions, except per share data
Sales (2)	$4,273.6	$4,161.1	2.7%
Constant Currency (3)			3.4%

Operating Income	124.2	136.1	(8.7)%
Adjusted Operating Income (4)	164.5	152.5	7.9%

Income	32.5	102.1	(68.2)%
Adjusted Income (4)	100.8	101.3	(0.4)%

Diluted EPS	$0.25	$0.76	(67.1)%
Adjusted Diluted EPS (4)	$0.77	$0.75	2.7%

Avnet
Diluted EPS	0.79	1.16	(31.9)%
Adjusted Diluted EPS (4)	1.19	1.22	(2.5)%

(1)	The information included under “Continuing Operations” excludes the Technology Solutions (TS) business as TS is considered a discontinued operation. See “Discontinued Operations,” below.
(2)

Sales in the fiscal quarter-ended December 31, 2016, excludes approximately $92 million of embedded computing solutions business, which was included in second quarter sales guidance, but is now part of discontinued operations.

(3)

Year-over-year sales growth rate excludes the impact of changes in foreign currency exchange rates. A discussion on the impact of foreign currency on Avnet results of operations, the definition of organic sales and a reconciliation of non-GAAP financial information is included in Exhibit 99.2.

(4)	Non-GAAP measures. See the reconciliation of non-GAAP financial information attached as exhibit 99.2 to the Form 8-K filed with the Securities Exchange Commission on January 26, 2017 (“Exhibit 99.2”).

“Our December quarter results validate the benefits of our acquisition of Premier Farnell, which was effective October 17, 2016, as gross profit and adjusted operating margins increased 158 and 18 basis points, respectively, year over year.  More importantly, as we integrate Premier Farnell, the team is excited about the opportunities to accelerate revenue growth as their customer base gains access to the engineering resources and supply chain services of Avnet,” said Bill Amelio, CEO of Avnet. “During the quarter, we further enhanced our digital platform with the acquisition of Hackster.io, which provides over 200,000 makers a forum to learn how to design, create and program Internet-connected hardware.  Our Electronics Marketing business also performed well as organic revenue grew approximately 4% in constant currency when you exclude the impact of Premier Farnell and our decision to exit select high volume supply chain engagements in Asia.”

Avnet (Electronics Marketing Continuing Operations) Results

		Year-over-Year Growth Rates
	Q2 FY17	Reported	Organic
	Sales	Sales	Sales
	(in millions)
EM Total	$4,273.6	2.7%	(3.6)%
Constant Currency (1)		3.4%	(2.9)%
Americas	$1,252.6	7.5%	(2.1)%
EMEA	$1,380.7	21.0%	8.4%
Constant Currency (1)		24.6%	11.6%
Asia	$1,640.3	(11.5)%	(12.9)%
Constant Currency (1)		(12.2)%	(13.5)%

	Q2 FY17	Q2 FY16	Change
Operating Income	$190.7	$176.3	8.2%
Operating Income Margin	4.5%	4.2%	23	bps

(1)	Refer to Exhibit 99.2.

•	Sales increased 3.4% from the year ago quarter in constant currency
o	Organic sales declined 2.9% in constant currency
•	EMEA sales increased 11.6% year over year in constant currency, representing the 14th consecutive quarter of organic growth
•	Gross profit margin increased 158 basis points from the year ago quarter primarily due to the addition of Premier Farnell, as well as improvements in the Asia region
•

Operating income margin increased 23 basis points from the year ago quarter due to the addition of Premier Farnell, as well as improvements in the EMEA and Asia regions, which were partially offset by a decline in the Americas region as a result of ERP implementation costs

•

Working capital (defined as receivables plus inventories less accounts payables) increased 2.3% sequentially due to the addition of Premier Farnell.  Excluding the impact of Premier Farnell, working capital declined 9.7% sequentially, with approximately two-thirds of the decline in the Americas region

Cash Flow and Returns to Shareholders

•	Trailing twelve months cash flow from operations increased $122 million sequentially to $380 million
•	Cash and cash equivalents at the end of the quarter was $1.27 billion; net debt (total debt less cash and cash equivalents) was $2.36 billion
•	Avnet has $174.9 million remaining under the current share repurchase authorization
•	Avnet paid a dividend of $0.17 per share or $21.8 million during the quarter

“On October 17th we used approximately $180 million of our offshore cash and $660 million of new debt to fund the acquisition of Premier Farnell.  Subsequent to that event, we issued $300 million of 5-year notes at a rate of 3.75%. A portion of the proceeds was used to pay down acquired Premier Farnell debt while the remainder was used to pay down floating-rate debt,” said Kevin Moriarty, CFO of Avnet. “We intend to use approximately $1.5 billion of the proceeds from the sale of Technology Solutions to further reduce our floating-rate debt to ensure our credit statistics solidly support our investment grade credit rating.  With our strong cash flow from operations, which totaled $380 million over the trailing twelve months, and no long-term note repayments until 2020, we are in a strong position to fund future growth and consider ways to return additional cash to shareholders.”

Outlook for Third Quarter of Fiscal 2017 Ending on April 1, 2017

•	Avnet outlook only includes the EM business, including Premier Farnell
•	Sales are expected to be in the range of $4.3 billion to $4.6 billion
•	Adjusted diluted earnings per share is expected to be in the range of $0.80 to $0.90 per share
•	The guidance assumes 130 million average diluted shares outstanding and an adjusted tax rate of 23% to 27%

The above guidance excludes any additional acquisitions, the amortization of intangibles, any potential restructuring, integration and other expenses and certain income tax adjustments. The above guidance also excludes any results from the TS business. In addition, the above guidance assumes that the average U.S. Dollar to Euro currency exchange rate for the third quarter of fiscal 2017 is $1.07 to €1.00.  This compares with an average exchange rate of $1.10 to the Euro in the third quarter of fiscal 2016.

Refer to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017, for a reconciliation of non-GAAP guidance.

Discontinued Operations

On September 19, 2016, Avnet announced that it had entered into an agreement to sell its TS business to Tech Data Corporation.  The transaction is subject to customary closing conditions and regulatory approvals and is expected to close by the end of fiscal 2017.  As a result of the pending sale and having met applicable accounting requirements, Avnet began reporting the TS business as a discontinued operation in the first quarter of fiscal 2017 and prior periods have been adjusted for comparability.

 Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Avnet’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, the separation and pending sale of the TS business, an industry down-cycle in semiconductors, IT hardware or software products, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Teleconference and Upcoming Events

Avnet will host a quarterly teleconference today at 10:00 a.m. Eastern Time. Financial information including financial statement reconciliations of GAAP to non-GAAP financial measures, will be available through www.ir.avnet.com. Please log onto the site 15 minutes prior to the start of the event to register or download any necessary software. An archive copy of the teleconference will also be available after the call.

For a listing of Avnet’s upcoming events and other information, please visit Avnet’s investor relations website at www.ir.avnet.com.

About Avnet

From components to cloud and from design to disposal, Avnet, Inc. (NYSE: AVT) accelerates the success of customers who build, sell and use technology by providing a comprehensive portfolio of innovative products, services and solutions. For more information, visit www.avnet.com.  (AVT_IR)

Visit the Avnet Investor Relations website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

Investor Relations Contact

Avnet, Inc.

Vincent Keenan

Investor Relations

(480) 643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O’Leary

Corporate Communications

480-643-7499

maureen.o’leary@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Second Quarters Ended		Six Months Ended
	December 31,	January 2,	December 31,	January 2,
	2016	2016	2016	2016
	(Thousands, except per share data)
Sales	$4,273,559	$4,161,082	$8,391,663	$8,689,667
Cost of sales	3,687,374	3,656,024	7,282,823	7,628,440
Gross profit	586,185	505,058	1,108,840	1,061,227
Selling, general and administrative expenses	431,555	354,858	795,227	731,918
Restructuring, integration and other expenses	30,400	14,083	59,869	26,601
Operating income	124,230	136,117	253,744	302,708
Other expense, net	(36,514)	(2,052)	(50,248)	(1,169)
Interest expense	(26,748)	(20,965)	(53,984)	(42,997)
Income from continuing operations before income taxes	60,968	113,100	149,512	258,542
Income tax expense	28,503	10,959	49,359	47,477
Income from continuing operations	32,465	102,141	100,153	211,065
Income from discontinued operations	70,753	53,871	71,908	75,201
Net income	$103,218	$156,012	$172,061	$286,266

Earnings per share - basic:
Continuing operations	$0.25	$0.77	$0.78	$1.59
Discontinued operations	0.55	0.41	0.56	0.56
Net income per share - basic	$0.80	$1.18	$1.34	$2.15

Earnings per share - diluted:
Continuing operations	$0.25	$0.76	$0.77	$1.56
Discontinued operations	0.54	0.40	0.55	0.55
Net income per share - diluted	$0.79	$1.16	$1.32	$2.11

Shares used to compute earnings per share:
Basic	127,901	131,909	127,716	132,846
Diluted	130,347	134,918	130,055	135,622
Cash dividends paid per common share	$0.17	$0.17	$0.34	$0.34

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	July 2,
	2016	2016
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,270,142	$1,031,478
Receivables, net	2,996,110	2,769,906
Inventories	2,697,796	2,559,921
Prepaid and other current assets	59,564	81,197
Assets held for sale	4,053,487	2,561,471
Total current assets	11,077,099	9,003,973
Property, plant and equipment, net	565,108	453,209
Goodwill	1,098,471	621,852
Intangible assets, net	296,058	22,571
Other assets	219,259	239,133
Non-current assets held for sale	—	899,067
Total assets	$13,255,995	$11,239,805
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$246,729	$1,152,599
Accounts payable	1,774,021	1,590,777
Accrued expenses and other	456,397	394,888
Liabilities held for sale	2,332,646	1,804,229
Total current liabilities	4,809,793	4,942,493
Long-term debt	3,382,431	1,339,204
Other liabilities	351,909	223,053
Non-current liabilities held for sale	—	43,769
Total liabilities	8,544,133	6,548,519
Shareholders’ equity	4,711,862	4,691,286
Total liabilities and shareholders’ equity	$13,255,995	$11,239,805

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	December 31,	January 2,
	2016	2016
	(Thousands)
Cash flows from operating activities:
Net income	$172,061	$286,266
Less: Income from discontinued operations, net of tax	71,908	75,201
Income from continuing operations	100,153	211,065

Non-cash and other reconciling items:
Depreciation	45,616	33,991
Amortization	11,759	4,034
Deferred income taxes	9,312	(708)
Stock-based compensation	32,525	38,424
Other, net	13,069	18,240
Changes in (net of effects from businesses acquired):
Receivables	(127,153)	261,855
Inventories	139,672	(189,595)
Accounts payable	133,698	(240,474)
Accrued expenses and other, net	(55,437)	(66,251)
Net cash flows provided by operating activities - continuing operations	303,214	70,581
Net cash flows (used) provided by operating activities - discontinued operations	(63,124)	13,661
Net cash flows provided by operating activities	240,090	84,242

Cash flows from financing activities:
Issuance of notes, net of issuance costs	296,374	—
Repayments of notes	(378,559)	(250,000)
Borrowings (repayments) under accounts receivable securitization, net	(264,963)	39,972
Borrowings of bank and revolving debt, net	752,196	417,982
Borrowings under term loans	530,756	—
Repurchases of common stock	—	(184,704)
Dividends paid on common stock	(43,426)	(45,020)
Other, net	13,825	(1,080)
Net cash flows provided (used) for financing activities - continuing operations	906,203	(22,850)
Net cash flows provided (used) for financing activities - discontinued operations	(16,505)	26,389
Net cash flows provided by financing activities	889,698	3,539

Cash flows from investing activities:
Purchases of property, plant and equipment	(70,424)	(74,392)
Acquisitions of businesses, net of cash acquired	(798,366)	—
Other, net	7,766	9,111
Net cash flows used for investing activities - continuing operations	(861,024)	(65,281)
Net cash flows used for investing activities - discontinued operations	(3,093)	(20,988)
Net cash flows used for investing activities	(864,117)	(86,269)

Effect of currency exchange rate changes on cash and cash equivalents	(27,007)	(17,977)
Net change in cash and cash equivalents	238,664	(16,465)
Cash and cash equivalents at beginning of period	1,031,478	932,553
Cash and cash equivalents at end of period	$1,270,142	$916,088

AVNET, INC.

SEGMENT INFORMATION

(UNAUDITED)

	Second Quarters Ended		Six Months Ended
	December 31,	January 2,	December 31,	January 2,
	2016	2016*	2016*	2016
	(Millions)
Sales:
Electronics Marketing (continuing operations)	$4,273.6	$4,161.1	$8,391.7	$8,689.7
Technology Solutions (discontinued operations)	2,453.3	2,687.0	4,375.5	5,128.1

Operating income (expense):
Electronics Marketing (continuing operations)	$190.7	$176.3	$375.7	$389.3
Technology Solutions (discontinued operations)	103.2	115.1	147.4	189.6
Corporate - continuing operations	(26.2)	(23.8)	(49.8)	(55.9)
Corporate - discontinued operations	(14.4)	(12.3)	(26.9)	(27.4)
Held for sale depreciation elimination - discontinued operations	6.8	—	6.8	—
	260.1	255.3	453.2	495.7
Restructuring, integration and other expenses - continuing operations	(30.4)	(14.1)	(59.9)	(26.6)
Restructuring, integration and other expenses - discontinued operations	(3.3)	(7.1)	(7.5)	(20.6)
Amortization of acquired intangible assets and other - continuing operations	(9.8)	(2.3)	(12.2)	(5.1)
Amortization of acquired intangible assets and other - discontinued operations	—	(5.6)	(4.5)	(10.3)
Less: TS discontinued operations	(92.4)	(90.0)	(115.4)	(130.4)
Operating Income	$124.2	$136.1	$253.7	$302.7

*Sub-totals and totals may not foot due to rounding